Exhibit 99.1
News Release
Pentair Reports Strong Fourth Quarter and Full Year 2022 Results
•Fourth quarter sales of $1.0 billion; full year 2022 sales of $4.1 billion.
•Fourth quarter GAAP EPS of $0.58 and adjusted EPS of $0.82; full year 2022 GAAP EPS of $2.92 and adjusted EPS of $3.68.
•The Company introduces its 2023 GAAP EPS guidance of approximately $3.22 to $3.42 and on an adjusted basis of approximately $3.50 to $3.70.
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — January 31, 2023 — Pentair plc (NYSE: PNR) today announced fourth quarter 2022 sales of $1.0 billion. Sales were up 1 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 3 percent in the fourth quarter. Fourth quarter 2022 earnings per diluted share from continuing operations (“EPS”) were $0.58 compared to $0.89 in the fourth quarter of 2021. On an adjusted basis, the Company reported EPS of $0.82 compared to $0.87 in the fourth quarter of 2021. Segment income, adjusted net income, free cash flow, and adjusted EPS are described in the attached schedules.
Fourth quarter 2022 operating income was $112 million, down 26 percent compared to operating income for the fourth quarter of 2021, and return on sales (“ROS”) was 11.1 percent, a decrease of 410 basis points when compared to the fourth quarter of 2021. On an adjusted basis, the Company reported segment income of $183 million, up 10 percent for the fourth quarter, compared to segment income for the fourth quarter of 2021, and ROS was 18.2 percent, an increase of 130 basis points when compared to the fourth quarter of 2021.
“Strong results were driven by the continued teamwork from all of our employees who focused on delivering for customers and creating value for shareholders in a challenging global macroeconomic environment,” said John L. Stauch, Pentair’s President and Chief Executive Officer. “I am also very proud of the progress we have made on our transformation and social responsibility journeys and look forward to the long-term value we expect these to create for all stakeholders.”
Full year 2022 sales were $4.1 billion. Sales were up 9 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 6 percent in 2022. Full year 2022 EPS from continuing operations was $2.92 compared to $3.32 in 2021. On an adjusted basis, the Company reported EPS of $3.68 compared to $3.40 in 2021.
Full year 2022 operating income was $595 million, down 7 percent compared to operating income in 2021, and return on sales (“ROS”) was 14.4 percent, a decrease of 250 basis points when compared to 2021. On an adjusted basis, the Company reported segment income of $768 million, up 12 percent in 2022, compared to segment income in 2021, and ROS was 18.6 percent, an increase of 40 basis points when compared to 2021.
Mr. Stauch continued, “Our diverse portfolio generated growth in both segments in 2022, which was further strengthened by our strategic acquisition of Manitowoc Ice. We have maintained a strong balance sheet, generated solid free cash flow and returned capital to our shareholders through dividends and share repurchases during the year. Our recent dividend increase marks the 47th consecutive year of Pentair raising its dividend, which remains an important component of our long-term capital allocation strategy.”
Consumer Solutions sales were down 1 percent in the fourth quarter of 2022 compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales declined 11 percent in the fourth quarter. Segment income of $145 million was up 7 percent compared to the fourth quarter of 2021, and ROS was 23.1 percent, an increase of 150 basis points when compared to the fourth quarter of 2021.
Consumer Solutions sales were up 12 percent for the full year of 2022 compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 4 percent in 2022. Segment income of $611 million was up 10 percent compared to 2021, and ROS was 23.3 percent, a decrease of 40 basis points when compared to 2021.
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Industrial & Flow Technologies sales were up 5 percent in the fourth quarter of 2022 compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 11 percent in the fourth quarter. Segment income of $65 million was up 21 percent compared to the fourth quarter of 2021, and ROS was 17.4 percent, an increase of 240 basis points when compared to the fourth quarter of 2021.
Industrial & Flow Technologies sales were up 6 percent for the full year of 2022 compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 10 percent in 2022. Segment income of $242 million was up 14 percent compared to 2021, and ROS was 16.1 percent, an increase of 110 basis points when compared to 2021.
Full year net cash provided by operating activities of continuing operations was $364 million and free cash flow from continuing operations was $283 million.
Pentair paid a regular cash dividend of $0.21 per share in the fourth quarter of 2022. Pentair previously announced on December 12, 2022 that it will pay a regular quarterly cash dividend of $0.22 per share on February 3, 2023 to shareholders of record at the close of business on January 20, 2023. This dividend reflects a 5 percent increase in the Company’s regular cash dividend rate and marks the 47th consecutive year that Pentair has increased its dividend.

OUTLOOK
Mr. Stauch concluded, “We believe in the long-term growth and profitability that our talented teams are seeking to deliver on our mission of helping the world sustainably move, improve, and enjoy water, life’s most essential resource. Pentair’s innovative and sustainable water and carbon capture products provide solutions to some of the world’s largest challenges such as safe and clean drinking water, climate change and water shortages. In 2023, we expect to continue to deliver premium-quality and innovative products to the global markets we serve while seeking to mitigate current global macroeconomic headwinds including inflation and rising interest rates. We are now executing on our transformation journey to drive growth and margin expansion in 2023 while also continuing to invest in focused growth.”
The Company is introducing 2023 GAAP EPS guidance of approximately $3.22 to $3.42 and on an adjusted basis of approximately $3.50 to $3.70. The Company anticipates full year 2023 sales to be down 3 percent to up 1 percent on a reported basis.
In addition, the Company introduced first quarter 2023 GAAP EPS of approximately $0.69 to $0.71 and on an adjusted EPS basis of approximately $0.76 to $0.78. The Company expects first quarter sales to be approximately flat to up 1 percent on a reported basis compared to first quarter 2022.

EARNINGS CONFERENCE CALL
Pentair President and Chief Executive Officer John L. Stauch and Chief Financial Officer Robert P. Fishman will discuss the Company’s fourth quarter and full year 2022 results on a conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of the Company’s website, www.pentair.com, shortly before the call begins.
Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentations, each of which can be found on Pentair’s website. The webcast and presentations will be archived at the Company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the overall global economic and business conditions impacting our business, including the strength of housing and related markets and conditions relating to the conflict between Russia and Ukraine related sanctions; supply, demand, logistics, competition and pricing pressures related to and in the markets we serve; the ability to achieve the benefits of our restructuring plans, cost reduction initiatives and transformation program; the
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impact of raw material, logistics and labor costs and other inflation; volatility in currency exchange rates; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, finance, complete and integrate acquisitions; risks associated with operating foreign businesses; the impact of seasonality of sales and weather conditions; our ability to comply with laws and regulations; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating and ESG goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2021 and our quarterly reports on Form 10-Q. All forward-looking statements, including all financial forecasts, speak only as of the date of this release. Pentair assumes no obligation, and disclaims any obligation, to update the information contained in this release.

ABOUT PENTAIR PLC
At Pentair, we help the world sustainably move, improve, and enjoy water, life’s most essential resource. From our residential and commercial water solutions, to industrial water management and everything in between, Pentair is focused on smart, sustainable water solutions that help our planet and people thrive.

Pentair had revenue in 2022 of approximately $4.1 billion, and trades under the ticker symbol PNR. With approximately 11,250 global employees serving customers in more than 150 countries, we work to help improve lives and the environment around the world. To learn more, visit www.pentair.com.

PENTAIR CONTACTS:

Shelly Hubbard	Rebecca Osborn
Vice President, Investor Relations	Senior Manager, External Communications
Direct: 763-656-5575	Direct: 763-656-5589
Email: shelly.hubbard@pentair.com	Email: rebecca.osborn@pentair.com
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Twelve months ended
In millions, except per-share data	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net sales	$1,002.9	$988.6	$4,121.8	$3,764.8
Cost of goods sold	678.1	660.4	2,757.2	2,445.6
Gross profit	324.8	328.2	1,364.6	1,319.2
% of net sales	32.4%	33.2%	33.1%	35.0%
Selling, general and administrative	190.1	156.0	677.1	596.4
% of net sales	19.0%	15.8%	16.4%	15.8%
Research and development	23.1	21.5	92.2	85.9
% of net sales	2.3%	2.2%	2.2%	2.3%
Operating income	111.6	150.7	595.3	636.9
% of net sales	11.1%	15.2%	14.4%	16.9%
Other (income) expense
Gain on sale of businesses	—	—	(0.2)	(1.4)
Other income	(17.4)	(2.0)	(16.9)	(1.0)
Net interest expense	27.6	1.0	61.8	12.5
% of net sales	2.8%	0.1%	1.5%	0.3%
Income from continuing operations before income taxes	101.4	151.7	550.6	626.8
Provision for income taxes	5.1	3.1	67.4	70.8
Effective tax rate	5.0%	2.0%	12.2%	11.3%
Net income from continuing operations	96.3	148.6	483.2	556.0
(Loss) income from discontinued operations, net of tax	(1.3)	0.1	(2.3)	(3.0)
Net income	$95.0	$148.7	$480.9	$553.0
Earnings (loss) per ordinary share
Basic
Continuing operations	$0.59	$0.90	$2.93	$3.36
Discontinued operations	(0.01)	—	(0.01)	(0.02)
Basic earnings per ordinary share	$0.58	$0.90	$2.92	$3.34
Diluted
Continuing operations	$0.58	$0.89	$2.92	$3.32
Discontinued operations	(0.01)	—	(0.02)	(0.02)
Diluted earnings per ordinary share	$0.57	$0.89	$2.90	$3.30
Weighted average ordinary shares outstanding
Basic	164.5	165.3	164.8	165.8
Diluted	165.2	167.0	165.6	167.5
Cash dividends paid per ordinary share	$0.21	$0.20	$0.84	$0.80

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2022	December 31, 2021
In millions
Assets
Current assets
Cash and cash equivalents	$108.9	$94.5
Accounts and notes receivable, net	531.5	534.3
Inventories	790.0	562.9
Other current assets	128.1	112.3
Total current assets	1,558.5	1,304.0
Property, plant and equipment, net	344.5	310.0
Other assets
Goodwill	3,252.6	2,504.5
Intangibles, net	1,094.6	428.0
Other non-current assets	197.3	207.1
Total other assets	4,544.5	3,139.6
Total assets	$6,447.5	$4,753.6
Liabilities and Equity
Current liabilities
Accounts payable	$355.0	$385.7
Employee compensation and benefits	106.0	140.1
Other current liabilities	602.1	525.9
Total current liabilities	1,063.1	1,051.7
Other liabilities
Long-term debt	2,317.3	894.1
Pension and other post-retirement compensation and benefits	70.8	93.2
Deferred tax liabilities	43.3	89.8
Other non-current liabilities	244.9	202.9
Total liabilities	3,739.4	2,331.7
Equity	2,708.1	2,421.9
Total liabilities and equity	$6,447.5	$4,753.6
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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Years ended December 31
In millions	2022	2021
Operating activities
Net income	$480.9	$553.0
Loss from discontinued operations, net of tax	2.3	3.0
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(1.8)	(0.3)
Depreciation	54.1	51.2
Amortization	52.5	26.3
Gain on sale of businesses	(0.2)	(1.4)
Deferred income taxes	(44.8)	(9.0)
Share-based compensation	24.9	29.8
Asset impairment and write-offs	25.6	—
Amortization of bridge financing debt issuance costs	9.0	—
Pension and other post-retirement (income) expense	(12.2)	2.8
Pension and other post-retirement contributions	(8.8)	(9.4)
(Gain) loss on sale of assets	(2.3)	0.7
Changes in assets and liabilities, net of effects of business acquisitions
Accounts receivable	30.4	(142.0)
Inventories	(187.0)	(121.4)
Other current assets	(16.5)	(12.3)
Accounts payable	(56.9)	114.2
Employee compensation and benefits	(35.2)	24.5
Other current liabilities	46.5	116.2
Other non-current assets and liabilities	3.8	(12.3)
Net cash provided by operating activities of continuing operations	364.3	613.6
Net cash used for operating activities of discontinued operations	(1.0)	(0.4)
Net cash provided by operating activities	363.3	613.2
Investing activities
Capital expenditures	(85.2)	(60.2)
Proceeds from sale of property and equipment	4.1	3.9
Proceeds from sale of businesses, net	—	1.4
Acquisitions, net of cash acquired	(1,580.9)	(338.5)
Settlement of net investment hedges	78.9	—
Other	0.3	2.7
Net cash used for investing activities	(1,582.8)	(390.7)
Financing activities
Net borrowings of revolving long-term debt	124.5	159.4
Proceeds from long-term debt	1,391.3	—
Repayments of long-term debt	(88.3)	(103.8)
Debt issuance costs	(15.8)	(2.3)
Shares issued to employees, net of shares withheld	(2.7)	22.2
Repurchases of ordinary shares	(50.0)	(150.0)
Dividends paid	(138.6)	(133.0)
Receipts (payments) upon the settlement of cross currency swaps	12.3	(14.7)
Net cash provided by (used for) financing activities	1,232.7	(222.2)
Effect of exchange rate changes on cash and cash equivalents	1.2	12.1
Change in cash and cash equivalents	14.4	12.4
Cash and cash equivalents, beginning of year	94.5	82.1
Cash and cash equivalents, end of year	$108.9	$94.5

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Pentair plc and Subsidiaries
Reconciliation of the GAAP Operating Activities Cash Flow to the Non-GAAP Free Cash Flow (Unaudited)

	Years ended December 31
In millions	2022	2021
Net cash provided by operating activities of continuing operations	$364.3	$613.6
Capital expenditures	(85.2)	(60.2)
Proceeds from sale of property and equipment	4.1	3.9
Free cash flow from continuing operations	$283.2	$557.3
Net cash used for operating activities of discontinued operations	(1.0)	(0.4)
Free cash flow	$282.2	$556.9

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2022
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Consumer Solutions	$641.2	$686.2	$665.3	$626.8	$2,619.5
Industrial & Flow Technologies	358.1	377.4	389.5	375.8	1,500.8
Other	0.3	0.6	0.3	0.3	1.5
Consolidated	$999.6	$1,064.2	$1,055.1	$1,002.9	$4,121.8
Segment income (loss)
Consumer Solutions	$138.5	$169.2	$158.6	$144.8	$611.1
Industrial & Flow Technologies	52.2	59.1	65.7	65.3	242.3
Other	(18.6)	(22.4)	(17.4)	(27.3)	(85.7)
Consolidated	$172.1	$205.9	$206.9	$182.8	$767.7
Return on sales
Consumer Solutions	21.6%	24.7%	23.8%	23.1%	23.3%
Industrial & Flow Technologies	14.6%	15.7%	16.9%	17.4%	16.1%
Consolidated	17.2%	19.3%	19.6%	18.2%	18.6%

Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2021
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Consumer Solutions	$521.4	$576.9	$613.6	$630.0	$2,341.9
Industrial & Flow Technologies	344.1	363.9	355.1	358.3	1,421.4
Other	0.4	0.3	0.5	0.3	1.5
Consolidated	$865.9	$941.1	$969.2	$988.6	$3,764.8
Segment income (loss)
Consumer Solutions	$131.0	$143.4	$144.2	$135.8	$554.4
Industrial & Flow Technologies	50.0	57.1	52.4	53.8	213.3
Other	(16.6)	(25.6)	(16.9)	(22.7)	(81.8)
Consolidated	$164.4	$174.9	$179.7	$166.9	$685.9
Return on sales
Consumer Solutions	25.1%	24.9%	23.5%	21.6%	23.7%
Industrial & Flow Technologies	14.5%	15.7%	14.8%	15.0%	15.0%
Consolidated	19.0%	18.6%	18.5%	16.9%	18.2%

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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ended December 31, 2022
Excluding the Effect of Adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$999.6	$1,064.2	$1,055.1	$1,002.9	$4,121.8
Operating income	145.8	190.8	147.1	111.6	595.3
% of net sales	14.6%	17.9%	13.9%	11.1%	14.4%
Adjustments:
Restructuring and other	2.1	1.1	12.5	16.7	32.4
Transformation costs	5.5	5.2	10.1	6.4	27.2
Intangible amortization	6.6	6.3	18.5	21.1	52.5
Legal accrual adjustments and settlements	(0.7)	0.5	—	0.4	0.2
Asset impairment and write-offs	—	—	—	25.6	25.6
Inventory step-up	—	—	5.8	—	5.8
Deal-related costs and expenses	6.4	1.6	13.4	0.8	22.2
Russia business exit impact	5.9	—	(0.8)	(0.4)	4.7
Equity income of unconsolidated subsidiaries	0.5	0.4	0.3	0.6	1.8
Segment income	172.1	205.9	206.9	182.8	767.7
Return on sales	17.2%	19.3%	19.6%	18.2%	18.6%
Net income from continuing operations—as reported	118.5	153.0	115.4	96.3	483.2
Gain on sale of businesses	—	—	(0.2)	—	(0.2)
Pension and other post-retirement mark-to-market gain	—	—	—	(17.5)	(17.5)
Amortization of bridge financing fees	2.6	5.1	1.3	—	9.0
Adjustments to operating income	25.8	14.7	59.5	70.6	170.6
Income tax adjustments	(5.4)	(3.8)	(12.3)	(14.4)	(35.9)
Net income from continuing operations—as adjusted	$141.5	$169.0	$163.7	$135.0	$609.2
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.71	$0.92	$0.70	$0.58	$2.92
Adjustments	0.14	0.10	0.29	0.24	0.76
Diluted earnings per ordinary share—as adjusted	$0.85	$1.02	$0.99	$0.82	$3.68

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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ending December 31, 2023
Excluding the Effect of Adjustments (Unaudited)

	Forecast
In millions, except per-share data	First Quarter		Full Year
Net sales	approx	Flat - Up 1%	approx	Down 3% - Up 1%
Operating income	approx	Up 14% - 17%	approx	Up 26% - 33%
Adjustments:
Intangible amortization	approx	$14	approx	$55
Equity income of unconsolidated subsidiaries	approx	1	approx	4
Segment income	approx	Up 5% - 8%	approx	Up 5% - 10%

Net income from continuing operations—as reported	approx	$114 - $117	approx	$533 - $566
Adjustments to operating income	approx	14	approx	55
Income tax adjustments	approx	(2)	approx	(8)
Net income from continuing operations—as adjusted	approx	$126 - $129	approx	$580 - $613
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	approx	$0.69 - $0.71	approx	$3.22 - $3.42
Adjustments	approx	0.07	approx	0.28
Diluted earnings per ordinary share—as adjusted	approx	$0.76 - $0.78	approx	$3.50 - $3.70
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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment
For the Quarter and Year Ended December 31, 2022 (Unaudited)

	Q4 Net Sales Growth				Full Year Net Sales Growth
	Core	Currency	Acq. / Div.	Total	Core	Currency	Acq. / Div.	Total
Total Pentair	(3.0)%	(2.4)%	6.9%	1.5%	6.2%	(2.2)%	5.5%	9.5%
Consumer Solutions	(11.0)%	(1.3)%	11.8%	(0.5)%	4.1%	(1.0)%	8.8%	11.9%
Industrial & Flow Technologies	11.1%	(4.6)%	(1.6)%	4.9%	9.7%	(4.1)%	—%	5.6%

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Pentair plc and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures for the Year Ended December 31, 2021
Excluding the Effect of Adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$865.9	$941.1	$969.2	$988.6	$3,764.8
Operating income	157.1	161.8	167.3	150.7	636.9
% of net sales	18.1%	17.2%	17.3%	15.2%	16.9%
Adjustments:
Restructuring and other	1.5	3.9	0.1	2.0	7.5
Transformation costs	—	1.9	4.0	5.8	11.7
Intangible amortization	7.1	6.3	6.0	6.9	26.3
Inventory step-up	—	—	—	2.3	2.3
COVID-19 related costs and expenses	0.2	0.1	0.1	0.2	0.6
Legal accrual adjustments and settlements	(2.4)	—	—	(5.2)	(7.6)
Deal related costs and expenses	0.7	1.0	2.1	4.1	7.9
Equity income (loss) of unconsolidated subsidiaries	0.2	(0.1)	0.1	0.1	0.3
Segment income	164.4	174.9	179.7	166.9	685.9
Return on sales	19.0%	18.6%	18.5%	16.9%	18.2%
Net income from continuing operations—as reported	131.1	132.6	143.7	148.6	556.0
Gain on sale of businesses	—	—	(1.4)	—	(1.4)
Pension and other post-retirement mark-to-market gain	—	—	—	(2.4)	(2.4)
Other income	—	(0.3)	—	—	(0.3)
Adjustments to operating income	7.1	13.2	12.3	16.1	48.7
Income tax adjustments	(2.4)	(4.6)	(6.2)	(17.0)	(30.2)
Net income from continuing operations—as adjusted	$135.8	$140.9	$148.4	$145.3	$570.4
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.78	$0.79	$0.86	$0.89	$3.32
Adjustments	0.03	0.05	0.03	(0.02)	0.08
Diluted earnings per ordinary share—as adjusted	$0.81	$0.84	$0.89	$0.87	$3.40